Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Balanced Care Corporation of our report dated July 30, 1997 (except for Notes 11 and 12 which are as of January 2, 1998) with respect to the consolidated financial statements of Balanced Care Corporation for the years ended June 30, 1997 and 1996 and the period ended June 30, 1995, which report appears in the Registration Statement on Form S-1, filed with the Securities and Exchange Commmission on February 11, 1998.



                                         /s/  KPMG Peat Marwick LLP
                                         KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
April 24, 1998